EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact: Stacy Feit
(818) 871-3000
investorrelations@thecheesecakefactory.com

THE CHEESECAKE FACTORY REPORTS RESULTS FOR

SECOND QUARTER OF FISCAL 2017

Increases Quarterly Dividend by 21%

Calabasas Hills, Calif., – August 2, 2017 – The Cheesecake Factory Incorporated (NASDAQ: CAKE) today reported financial results for the second quarter of fiscal 2017, which ended on July 4, 2017.

Total revenues were $569.9 million in the second quarter of fiscal 2017 as compared to $558.9 million in the second quarter of fiscal 2016. Net income and diluted net income per share were $38.2 million and $0.78, respectively, in the second quarter of fiscal 2017.

The Company recorded a pre-tax, non-cash charge of $0.4 million during the second quarter of fiscal 2017 related to the relocation of one The Cheesecake Factory restaurant and the lease expiration of one The Cheesecake Factory restaurant. Excluding this item, net income and diluted net income per share were $38.4 million and $0.78, respectively.

Comparable restaurant sales at The Cheesecake Factory restaurants declined 0.5% in the second quarter of fiscal 2017, as previously announced.

“As we communicated in June, we saw volatility in week to week sales trends in the second quarter, indicative of uncertainty on the part of many consumers and unfavorable weather in the East and Midwest,” said David Overton, Chairman and Chief Executive Officer. “In spite of the softer sales, our operators effectively managed the business, maintaining solid restaurant margins to protect profitability.”

Overton continued, “Consistent with our objective to meaningfully increase our dividend over time, our Board approved a 21% increase, underscoring the stability of our cash flow generation and our confidence in the long-term prospects of the business. We are firmly committed to delivering on our mission of absolute guest satisfaction, focusing on the key tenets of the restaurant business - menu innovation, service, hospitality and operational excellence. Concurrently, we are executing on a diversified set of growth opportunities to position the Company to generate sustained shareholder returns.”

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

Development

The Company continues to expect to open as many as eight Company-owned restaurants in fiscal 2017, including one relocation in Hackensack, New Jersey, which opened in June.

In addition, the Company now expects as many as four restaurants to open under licensing agreements internationally in fiscal 2017. This includes the first location in Hong Kong, which opened in May.

Capital Allocation

The Company’s Board of Directors declared a quarterly cash dividend of $0.29 per share on the Company’s common stock. The dividend is payable on August 29, 2017 to shareholders of record at the close of business on August 16, 2017.

During the second quarter of fiscal 2017, the Company repurchased approximately 0.4 million shares of its common stock at a cost of $21.3 million. The Company continues to expect that it will return substantially all of its free cash flow to shareholders in fiscal 2017 in the form of dividends and share repurchases.

Conference Call and Webcast

The Company will hold a conference call to review its results for the second quarter of fiscal 2017 today at 2:00 p.m. Pacific Time. The conference call will be webcast live on the Company’s website at investors.thecheesecakefactory.com and a replay of the webcast will be available through September 1, 2017.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated created the upscale casual dining segment in 1978 with the introduction of its namesake concept. The Company, through its subsidiaries, owns and operates 207 full-service, casual dining restaurants throughout the U.S.A. and Puerto Rico, including 193 restaurants under The Cheesecake Factory® mark; 13 restaurants under the Grand Lux Cafe® mark; and one restaurant under the Rock Sugar Pan Asian Kitchen® mark (rebranding to RockSugar Southeast Asian Kitchen™). Internationally, 16 The Cheesecake Factory® restaurants operate under licensing agreements. The Company’s bakery division operates two bakery production facilities, in Calabasas Hills, CA and Rocky Mount, NC, that produce quality cheesecakes and other baked products for its restaurants, international licensees and third-party bakery customers. In 2017, the Company was named to the FORTUNE Magazine “100 Best Companies to Work For®” list for the fourth consecutive year. To learn more about the Company, visit www.thecheesecakefactory.com.

FORTUNE and FORTUNE 100 Best Companies to Work For® are registered trademarks of Time Inc. and are used under license.  From FORTUNE Magazine, March 15, 2017 ©2017 Time Inc. Used under license. FORTUNE and Time Inc. are not affiliated with, and do not endorse products or services of, The Cheesecake Factory Incorporated.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements, including uncertainties related to the Company’s ability to: deliver consistent and dependable comparable sales results over a sustained period of time; provide a differentiated experience to guests; outperform the casual dining industry and increase its market share; leverage sales increases and manage flow through; maintain margins; grow earnings; remain relevant to consumers; attract and retain qualified management and other staff; increase shareholder value; profitably expand its concepts domestically and in Canada, and work with its licensees to expand its concept internationally; support the growth of North Italia and Flower Child restaurants; develop a fast casual concept; utilize its capital effectively and continue to increase cash dividends and repurchase its shares; and factors outside of the Company’s control including: economic and political conditions that impact consumer confidence and spending; acceptance and success of The Cheesecake Factory in international markets; the risks of doing business abroad through Company-owned restaurants and/or licensees; foreign exchange rates and potential changes in NAFTA and cross border taxation; changes in unemployment rates; the economic health of the Company’s landlords and other tenants in retail centers in which

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

its restaurants are located; the economic health of suppliers, licensees, vendors and other third parties providing goods or services to the Company; adverse weather conditions in regions in which the Company’s restaurants are located; factors that are under the control of government agencies, landlords and other third parties; and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. Forward-looking statements speak only as of the dates on which they are made and the Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, unless required to do so by securities laws. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the SEC, which are available at www.sec.gov.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

The Cheesecake Factory Incorporated

Condensed Consolidated Financial Statements

(unaudited; in thousands, except per share and statistical data)

	13 Weeks Ended		13 Weeks Ended		26 Weeks Ended		26 Weeks Ended
Consolidated Statement of Operations	July 4, 2017		June 28, 2016		July 4, 2017		June 28, 2016
	Amount	Percent of Revenues	Amount	Percent of Revenues	Amount	Percent of Revenues	Amount	Percent of Revenues
Revenues	$569,869	100.0%	$558,862	100.0%	$1,133,295	100.0%	$1,112,555	100.0%
Costs and expenses:
Cost of sales	128,781	22.6%	126,933	22.7%	257,920	22.8%	257,706	23.2%
Labor expenses	193,063	33.9%	185,211	33.2%	386,898	34.1%	370,869	33.3%
Other operating costs and expenses	137,461	24.1%	131,980	23.6%	273,111	24.1%	261,537	23.5%
General and administrative expenses	35,295	6.2%	35,785	6.4%	71,582	6.3%	71,122	6.4%
Depreciation and amortization expenses	23,297	4.1%	21,461	3.8%	46,493	4.1%	42,925	3.9%
Impairment of assets and lease terminations	445	0.1%	—	0.0%	1,231	0.1%	—	0.0%
Preopening costs	1,309	0.2%	2,302	0.4%	2,279	0.2%	4,612	0.4%
Total costs and expenses	519,651	91.2%	503,672	90.1%	1,039,514	91.7%	1,008,771	90.7%
Income from operations	50,218	8.8%	55,190	9.9%	93,781	8.3%	103,784	9.3%
Interest and other expense, net	(1,570)	(0.3)%	(2,181)	(0.4)%	(2,826)	(0.3)%	(4,485)	(0.4)%
Income before income taxes	48,648	8.5%	53,009	9.5%	90,955	8.0%	99,299	8.9%
Income tax provision	10,482	1.8%	14,424	2.6%	17,746	1.5%	26,760	2.4%
Net income	$38,166	6.7%	$38,585	6.9%	$73,209	6.5%	$72,539	6.5%

Basic net income per share	$0.80		$0.80		$1.54		$1.50
Basic weighted average shares outstanding	47,732		48,232		47,683		48,375

Diluted net income per share	$0.78		$0.78		$1.49		$1.46
Diluted weighted average shares outstanding	49,047		49,598		49,127		49,814

Selected Segment Information
Revenues:
The Cheesecake Factory restaurants	$520,228		$511,918		$1,035,462		$1,018,234
Other	49,641		46,944		97,833		94,321
Total	$569,869		$558,862		$1,133,295		$1,112,555

Income/(loss) from operations:
The Cheesecake Factory restaurants (1)	$75,989		$82,285		$146,532		$156,577
Other	6,291		5,769		12,929		12,681
Corporate	(32,062)		(32,864)		(65,680)		(65,474)
Total	$50,218		$55,190		$93,781		$103,784

(1) Includes $0.4 million and $1.2 million, respectively, in the thirteen weeks and twenty six weeks ended July 4, 2017, of accelerated depreciation and impairment expense related to the relocation of one The Cheesecake Factory restaurant and the lease termination of one The Cheesecake Factory restaurant. These amounts were recorded in impairment of assets and lease terminations in the condensed consolidated statements of income.

Selected Consolidated Balance Sheet Information	July 4, 2017	January 3, 2017
Cash and cash equivalents	$ 66,314	$ 53,839
Total assets	1,299,315	1,293,319
Total liabilities	658,784	690,112
Stockholders’ equity	640,531	603,207

	13 Weeks Ended	13 Weeks Ended	26 Weeks Ended	26 Weeks Ended
The Cheesecake Factory Supplemental Information	July 4, 2017	June 28, 2016	July 4, 2017	June 28, 2016
Comparable restaurant sales	-0.5%	0.3%	-0.1%	1.0%
Restaurants opened during period	1	1	1	2
Restaurants open at period-end	193	189	193	189
Restaurant operating weeks	2,517	2,448	5,039	4,884

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

Reconciliation of Non-GAAP Results to GAAP Results

In addition to the results provided in accordance with Generally Accepted Accounting Principles (“GAAP”) in this press release, the Company is providing non-GAAP measurements which present net income and diluted net income per share excluding the impact of certain items.

The non-GAAP measurements are intended to supplement the presentation of the Company’s financial results in accordance with GAAP. The Company believes that the presentation of these items provides additional information to facilitate the comparison of past and present financial results.

The Cheesecake Factory Incorporated

Reconciliation of Non-GAAP Financial Measures

(unaudited; in thousands, except per share data)

	13 Weeks Ended	13 Weeks Ended	26 Weeks Ended	26 Weeks Ended
	July 4, 2017	June 28, 2016	July 4, 2017	June 28, 2016
Net Income (GAAP)	$38,166	$38,585	$73,209	$72,539
After-tax impact from:
- Impairment of assets and lease terminations (1)	267	-	739	-
Adjusted net income (non-GAAP)	$38,433	$38,585	$73,948	$72,539

Diluted net income per share (GAAP)	$0.78	$0.78	$1.49	$1.46
After-tax impact from:
- Impairment of assets and lease terminations	0.00	-	0.02	-
Adjusted diluted net income per share (non-GAAP)(2)	$0.78	$0.78	$1.51	$1.46

(1) The pre-tax amounts associated with the item in the thirteen weeks and twenty six weeks ended July 4, 2017 were $0.4 million and $1.2 million, respectively, and were recorded in impairment of assets and lease terminations.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100